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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS



We hereby consent to the inclusion of our letter dated July 24, 2000 to Spinnaker Exploration Company (the "Company") regarding our estimates of proved reserves, future production and income attributable to certain leasehold interests of the Company in this Registration Statement on Form S-1 (the "Registration Statement") and all references to Ryder Scott Company, L.P. and/or the reports prepared by Ryder Scott Company, L.P. entitled, "Estimated Future Reserves and Income Attributable to Certain Leasehold Interests SEC Case as of December 31, 1997 and 1998" and "Estimated Future Reserves and Income Attributable to Certain Leasehold and Royalty Interests SEC Case as of December 31, 1999 and June 30, 2000" in this Registration Statement on Form S-1 and to the reference to our firm as experts in this Registration Statement on Form S-1.



                                    RYDER SCOTT COMPANY, L.P.

July 24, 2000